UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

_________________ ___, 2008

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

[ x ]

Filed by the registrant

[    ]

Filed by a party other than the registrant

Check the appropriate box:

[ x ]

Preliminary Information Statement

[    ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[    ]

Definitive Information Statement

SILVERGRAPH INTERNATIONAL, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

_______________________________________

2)

Aggregate number of securities to which transaction applies:

_______________________________________

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4)

Proposed maximum aggregate value of transaction:

_______________________________________

5)

Total fee paid:

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.

3)

Filing Party:

4)

Date Filed:

___________________________________________________________________________

SILVERGRAPH INTERNATIONAL, INC.

11919 Burke Street

Santa Fe Springs, CA  90670-2507

To Our Stockholders:

The purpose of this letter is to inform you that we intend to complete the following actions:

               1.               To amend and restate the Articles of Incorporation to provide that the Company has elected not to be governed by the terms and provisions of Sections 78.378 through 73.3793, inclusive, of the Nevada Revised Statutes (“NRS”) pertaining to acquisition of a controlling interest by an interested stockholder, and Sections 78.411 through 78.444, inclusive, of the NRS, pertaining to combinations with interested stockholders, all as described in the accompanying Information Statement.

2.

To authorize the Board to effect a reverse split of the Company’s issued and outstanding shares with the ratio to be determined by the Board in its discretion as necessary to satisfy the Company’s anticipated obligation to have fewer shares issued and outstanding in order to consummate an anticipated acquisition and/or merger, however, the ratio shall be in the range of 30 to 66 shares for each one share.  The reverse split shall not reduce the authorized shares of the Company which shall remain at 100,000,000 shares.

WE ARE NOT ASKING FOR YOUR PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because of the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and our Bylaws, as amended, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for informational purposes only and explains the actions we intend to take.  Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

                                                                                                 ____________________________________

Date:

_____________, 2009

James R. Simpson, Chairman of the Board

INFORMATION STATEMENT

__________________, 2009

SILVERGRAPH INTERNATIONAL, INC.

11919 Burke Street

Santa Fe Springs, CA  90670-2507

This information statement (the “Information Statement”) is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the related rules and regulations.  This Information Statement will advise the stockholders of Silvergraph International, Inc. (the “Company”) of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the voting capital stock of the Company (the “Consent”).  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Consent gives us the authority to take the following actions:

1.

To amend and restate the Articles of Incorporation to include the following new provisions:

ARTICLE V
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VI
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

2.

To authorize the Board to effect a reverse split of the Company’s issued and outstanding shares with the ratio to be determined by the Board in its discretion as necessary to satisfy the Company’s anticipated obligation to have fewer shares issued and outstanding in order to consummate an anticipated acquisition and/or merger, however, the ratio shall be in the range of 30 to 66 shares for each one share.  The reverse split shall not lower the authorized shares of the Company which shall remain at 100,000,000 shares.

On December 5, 2008, shareholders holding shares representing 52.7% of the votes entitled to be cast at a meeting of the Company’s shareholders consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of mailing of this

Information Statement to our shareholders.  This consent satisfies the stockholder approval requirement for the proposed actions.  Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty (20) calendar days after the mailing of this information statement to our stockholders.

Our board of directors has fixed the close of business on December 22, 2008, as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  There were 70,450,976 shares of our common stock issued and outstanding on the Record Date.  We anticipate that this Information Statement will be mailed on or about _______________, 2009, to all stockholders of record as of the Record Date.

PROPOSAL NO. 1

PROPOSED AMENDMENT AND RESTATEMENT TO THE

ARTICLES OF INCORPORATION

Our Articles of Incorporation, as amended (“Articles”), do not currently provide that Silvergraph International, Inc. (“Silvergraph” or the “Company”) is not governed by Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes (“NRS”) regarding the acquisition of a controlling interest in the Company.   In the absence of such a provision, Sections 78.378 to 78.3793 of the NRS would apply.  Therefore, our board of directors has approved an amendment and restatement of our Articles of Incorporation (the “Restatement”) opting us out of these anti-takeover provisions. The board believes that opting out of these provisions will provide the Company and its stockholders with greater flexibility in participating in certain business transactions including acquisitions or sales of shares by facilitating the sale of a controlling interest in the Company. The form of Restatement to accomplish the above is attached to this Information Statement as Exhibit A.

Description of the Restatement

Our Articles do not provide whether or not the anti-takeover provisions of Sections 78.378 to 78.3793, inclusive, of the NRS will apply to Silvergraph. Absent language indicating these Sections do not apply, these provisions would normally apply to a Nevada corporation, including the Company.  However, because the statute by its terms only applies to companies with significant business in the State of Nevada, these Sections would not apply to the Company. The NRS allows us to opt out these provisions by amending the Articles as described above. The provisions suspend the voting rights of the “control shares” of a stockholder who acquires 20% or more of a company’s shares entitled to be voted in the election of directors. The voting rights of the control shares generally remain suspended until such time as the disinterested stockholders of the company vote to restore the voting power of the acquiring stockholder. The Restatement would remove this impediment to the acquisition of a significant stake in the Company by allowing a purchaser to gain full voting rights for the acquired shares.

The Company will also opt out of Sections 78.411 through 78.444, inclusive (Combinations with Interested Stockholders), so that the Company will not be restricted from engaging in any business combination such as a merger, consolidation, or sale of substantially all of our assets, with an interested stockholder, should such transaction be in the best interest of the Company.

Approval of the Restatement

On December 4, 2008, our board of directors, believing it to be in the best interests of Silvergraph and our stockholders, approved the proposed Restatement to opt out of the provisions of Sections 78.378 to 78.3793, and Sections 78.411 to 78.444, inclusive, of the NRS. Nevada law permits the holders of a majority of our outstanding shares to approve the Restatement by written consent without holding a meeting. To avoid the significant costs and delays associated with holding a meeting, our board elected to seek approval of the Restatement by written consent of stockholders holding a majority of our outstanding shares. On December 5, 2008, the beneficial holders of approximately 37,120,221 shares of our common stock, which represented approximately 52.7% of the shares entitled vote on the Restatement, consented in writing without a meeting to the Restatement. As a result, no further votes are required.

Purpose of Restatement

The purpose of the Restatement will be to opt out of certain Nevada Revised Statutes (“NRS”).  By opting out of NRS Sections 78.378 through 78.3793, inclusive (Acquisition of Controlling Interest), the Company will be in a position to consummate any transactions with interested shareholders should such transaction be in the best interest of the Company.

By opting out of NRS Sections 78.411 through 78.444, inclusive (Combinations with Interested Stockholders), the Company will be in a position to acquire, merge, consolidate with entities or businesses owned by interested stockholders should such transaction be in the best interest of the Company.

Timing of the Restatement

The Restatement will become effective upon filing of the Restatement with the Nevada Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the Restatement may not be filed until twenty (20) calendar days after the mailing of this Information Statement to our stockholders. We anticipate filing the Restatement immediately following the expiration of the twenty-day waiting period. However, our board of directors retains discretion under Nevada law not to implement the Restatement. If our board exercises this discretion, our Articles will not change.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS Section 78.320.  NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

No Dissenter or Appraisal Rights

Under the General Corporation Law of the State of Nevada, stockholders are not entitled to dissenter or appraisal rights with respect to the proposal to approve the Restatement.

PROPOSAL NO. 2

PROPOSED REVERSE SPLIT

On December 5, 2008 stockholders holding a majority of shares entitled to vote authorized by written consent a reverse stock split (the “Reverse Split”) of our outstanding common stock in the range of from 1:30 to 1:66 (or more plainly stated, the range would be as low as from one new share to be exchanged for thirty existing shares, to as high as one new share to be exchanged for sixty-six existing shares), as determined in the sole discretion of the Board of Directors. Our Board will have the discretion to elect, as it determines to be in the best interests of our Company and our stockholders, to affect the Reverse Split at any exchange ratio within the range at any time within three (3) months from the Record Date.  The Board may elect not to implement the approved Reverse Split at its sole discretion.

The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of our Company and our stockholders.

Purpose for which the Board Would Effect the Reverse Split

Management believes that the Reverse Split will enhance the Company’s capital structure and give it flexibility for possible future financings or business acquisitions or reorganizations.  By reducing the number of shares outstanding, the Company would be able to more easily enter into an acquisition or merger transaction, or to issue shares in exchange for new capital in order to attempt to raise additional investment.  The Reverse Split will decrease the number of outstanding common shares, but will not change the number of stockholders nor affect any stockholder’s proportionate interest in the Company, except for negligible differences resulting from the rounding up of fractional shares.  The par value of the Common Stock will remain unchanged.  While the aggregate par value of the outstanding Common Stock will be decreased, additional paid-in capital will be increased by a corresponding amount.  Therefore, the Reverse Split will not affect total stockholders’ equity.  The Company will not become a private company as a result of the Reverse Split and it is expected that the Common Stock will continue to be quoted on the OTC Bulletin Board.  All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in future financial reports and regulatory filings.

The Board of Directors believes that it is critical to the Company's survival and in the best interests of our stockholders for the Board to obtain the authority to implement a reverse stock split. The Board believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the reverse stock split. The Board will carry out the reverse stock split only upon the Board's determination that the reverse stock split would be in the best interests of our stockholders at that time.

Procedure Surrounding Reverse Split

To accomplish the Reverse Split, we would file an amendment to the Articles of Incorporation, as amended, with the Nevada Secretary of State (the “Amendment”). The text of the Amendment is subject to modification to include such changes as may be required by the laws of the state of Nevada and as the Board of Directors deems necessary and advisable to affect the Reverse Split, including the applicable ratio for the Reverse Split. If the Board elects to implement the Reverse Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the selected exchange ratio for the Reverse Split. The number of authorized shares of common stock would remain unchanged. The Reverse Split would become effective upon filing the Amendment, with the Secretary of State. No further action on the part of stockholders would be required to either effect or abandon the Reverse Split. If the Board does not implement the Reverse Split within three (3) months after the Record Date, the authority granted in this proposal to implement the Reverse Split will terminate. The Board reserves its right to elect not to proceed and abandon the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Potential Effects of the Proposed Reverse Split

If we implement the Reverse Split, the immediate effects would be to reduce the number of shares of our outstanding common stock and to increase the trading price of our common stock. However, the effect of any effected reverse split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Split or remain at an increased level for any period. Also, the Reverse Split could eventually lead to a decrease in the trading price of the common stock. The trading price of our common stock may also change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

Effects of the Reverse Split on Ownership by Individual Stockholders

If we implement the Reverse Split, the number of shares of our common stock held by each Stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Split by the selected exchange ratio, and then rounded up to the nearest whole share. Initially, the Reverse Split would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.  However, in the event the Company issues stock in connection with an acquisition or merger transaction, or obtains new capital investments in exchange for the issuance of shares, the percentage of each individual stockholder's ownership interest in the Company would be reduced.

Effect of the Reverse Split on Options, Warrants and Other Securities

All outstanding options and warrants entitling their holders to purchase shares of our common stock would be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, proportionate adjustments would be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which would result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the Reverse Split.

Other Effects of a Reverse Split on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of the common stock would remain the same after the Reverse Split. Each share of common stock issued pursuant to the Reverse Split would be fully paid and non-assessable. The Reverse Split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Authorized Shares of Common Stock

The Reverse Split, if implemented, would not change the number of authorized shares of our common stock as designated by our Articles of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

Shares authorized for issuance	Shares available for issuance pre-split	Shares available for issuance post 1:30 split	Shares available for issuance post 1:66 split
100,000,000	29,549,024	97,651,634	98,932,560

It is the intent of the Board of Directors that the additional shares of common stock that would become available for issuance would be used to obtain additional capital investment. Although the Reverse Split has been prompted by business and financial considerations, stockholders nevertheless should be aware that the Reverse Split could facilitate future efforts by Company management to deter or prevent a change in control of our Company. The Board has no current plans to use any of the additional shares of common stock that would become available following a reverse split, if any, for any such purposes.

Procedure for Implementing the Reverse Split and Exchange Stock Certificates

Our Board may elect whether or not to declare the Reverse Split at any time within three (3) months from the Record Date.  The Reverse Split would be implemented by filing the amendment to the Articles of Incorporation, as amended, with the Nevada Secretary of State, and the Reverse Split would become effective on the date the filing is accepted by the Secretary of State.

As of the effective date of the Reverse Split, each certificate representing shares of our common stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

If we elect to exchange share certificates, our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Consequences of a Reverse Split

The par value per share of our common stock would remain unchanged if we implement the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the selected exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a Reverse Split.

Fractional Shares Resulting from a Reverse Split

We will not issue fractional shares in connection with the Reverse Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the Reverse Split, any fractional shares which result from the Reverse Split will be rounded up to the next whole share.

No Dissenter or Appraisal Rights

Under the General Corporation Law of the State of Nevada, stockholders are not entitled to dissenter or appraisal rights with respect to the proposal to effect the Reverse Split.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of the Record Date, the name and the number of voting shares of the Company, $0.001 par value, held of record or was known by the Company to own beneficially more than 5% of the 70,450,976 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.    Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership at Record Date (1)	Percentage of Class
Officers and Directors:
James R. Simpson* (2)	8,260,375	11.73%

William W. Lee* (3)	8,164,151	11.59%

Total Officers and Directors As a Group (2 People)	16,424,526	23.32%

Principal Shareholders:
James R. Simpson* (2)	----------------See above----------------

William W. Lee* (3)	----------------See above----------------

Hock-Simpson, LLC (2) 53 Coronado Pointe Laguna Niguel, CA 92677	8,100,001	11.50%

Lion’s Head Capital, LLC (3) 8506 California Ave. Whittier, CA 90605	8,100,001	11.50%

Robert J. Neborsky, M.D. Inc. Combination Retirement Trust 317 14th Street Del Mar, CA 92014	4,735,622	6.72%

Robert J. and Sandra D. Neborsky Living Trust 317 14th Street Del Mar, CA 92014	160,895	0.23%

Alpha Wealth Management Ltd. 300 East Main Street, Suite 360 Lexington, KY, 40507	4,971,122	7.06%

Antaeus Capital Partners, LLC 1875 Century Park East, Ste. 1460 Los Angeles, CA 90067	5,447,368	7.73%

(*) Address:  11919 Burke Street, Santa Fe Springs, CA 90670-2507.

(1)  We have obtained information with respect to beneficial ownership from our shareholder records and from information provided by shareholders.

(2)  As the sole member of Hock-Simpson, James R. Simpson has the sole voting and investment power of the shares of common stock held by Hock-Simpson.  Thus, Mr. Simpson is deemed to be the beneficial owner of the 8,100,001 shares of common stock held by Hock-Simpson.

(3) As the sole member of Lion’s Head, William W. Lee has the sole voting and investment power of the shares of common stock held by Lion’s Head.  Thus, Mr. Lee is deemed to be the beneficial owner of the 8,100,001 shares of common stock held by Lion’s Head.

There are no undisclosed contracts or other arrangements that could result in a change of control of the Company.

OTHER INFORMATION

Record Date

Our board of directors has fixed the close of business on December 22, 2008, as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  There were 70,450,976 shares of our common stock issued and outstanding on the Record Date.  We anticipate that this Information Statement will be mailed on or about _______________, 2009, to all stockholders of record as of the Record Date.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

Financial and Other Information

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2007 and other periodic filings with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and the Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By: Order of the Board of Directors

                                                                                                _____________________________________

Date:

_____________, 2009

James R. Simpson, Chairman of the Board

Exhibit “A”

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SILVERGRAPH INTERNATIONAL, INC.

Silvergraph International, Inc., a Nevada corporation (the “Corporation”), does hereby certify that (i) the name of the Corporation is Silvergraph International, Inc.; (ii) the Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Nevada on February 10, 1999, and subsequently amended on June 23, 2006.

These Articles have been duly adopted, as required by law, by Written Consent of a majority of the Shareholders in Lieu of a Special Meeting, dated December 5, 2008.  The number of shares voted for the Amended and Restated Articles of Incorporation was sufficient for approval.  In addition, these Articles have been duly adopted by the Board of Directors at a meeting on December 4, 2008.  These Articles supersede the original Articles of Incorporation and all amendments thereto and pursuant to the provisions of Title 7, Chapter 78, Section 403 of the Nevada Revised Statutes (the “NRS”), the text of the Articles of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation shall be:  SILVERGRAPH INTERNATIONAL, INC.

ARTICLE II
SHARES

The amount of the total authorized capital stock of the Corporation is 100,000,000 shares of common stock, par value $0.001 per share.  Each share of common stock shall have one (1) vote.  Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof.  Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

The Corporation is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 375 North Stephanie Street #1411, Henderson, NV 89014.  The name of its initial resident agent in the state of Nevada is Incorp Services, Inc.  Either the registered office or the resident agent may be changed in the manner provided by law.

A-1

ARTICLE IV

DIRECTORS

The members of the governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than one (1).

ARTICLE V

GENERAL

A.

The board of directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the Corporation.

B.

The board of directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this Corporation except as conferred by the Statutes of Nevada, or authorized by the directors or any resolution of the stockholders.

C.

No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the Corporation.

D.

The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the Corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the board of directors or stockholders, except as otherwise required by the laws of the State of Nevada.

E.

The Corporation shall indemnify each present and future officer and director of the Corporation and each person who serves at the request of the Corporation as an officer or director of the Corporation, whether or not such person is also an officer or director of the Corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, as to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the board of directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designed by the board of directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer or director.

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F.

To the fullest extent permitted by Nevada Revised Statute or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Revised Statute section 78.300.

ARTICLE VI

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, the undersigned, has signed these Amended and Restated Articles of Incorporation this ___ day of ________________, 2009, to be effective upon filing.

SILVERGRAPH INTERNATIONAL, INC.

By        __________________________

James R. Simpson, Chairman

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